EXHIBIT 99.1

NEWS RELEASE

For Immediate Release

NCO GROUP ANNOUNCES

FOURTH QUARTER AND FULL YEAR 2010 RESULTS

HORSHAM, PA, March 31, 2011 - NCO Group, Inc. (“NCO” or the “Company”), a leading provider of business process outsourcing services, announced today that for the year ended December 31, 2010, it reported revenues of $1.6 billion, a net loss attributable to NCO of $155.0 million, and Adjusted EBITDA of $140.1 million. The Adjusted EBITDA excludes the impact of $18.3 million of restructuring charges and a $14.3 million non-cash allowance for impairment of purchased accounts receivable portfolios. This compares to revenues of $1.6 billion, a net loss attributable to NCO of $84.2 million, and Adjusted EBITDA of $200.2 million for the year ended December 31, 2009. The Adjusted EBITDA for 2009 excludes $11.6 million of restructuring and other nonrecurring charges and a non-cash allowance for impairment of $26.5 million. The net loss attributable to NCO for 2010 and 2009 included non-cash impairments of intangible assets of $57.0 million and $30.0 million, respectively.

For the fourth quarter of 2010, NCO reported revenues of $390.3 million, a net loss attributable to NCO of $80.7 million and Adjusted EBITDA of $35.6 million. The Adjusted EBITDA for the fourth quarter of 2010 excludes non-cash allowance for impairments of $7.1 million and $4.4 million of restructuring charges. This compares to revenues of $423.4 million, a net loss attributable to NCO of $52.3 million, and Adjusted EBITDA of $47.8 million for the fourth quarter of 2009. The Adjusted EBITDA for the fourth quarter of 2009 excludes non-cash allowance for impairments of $11.4 million and $7.9 million of restructuring and other nonrecurring charges. The net loss attributable to NCO for the fourth quarters of 2010 and 2009 included non-cash impairments of intangible assets of $57.0 million and $30.0 million, respectively.

NCO is organized into three operating divisions: Accounts Receivable Management (“ARM”), Customer Relationship Management (“CRM”) and Portfolio Management (“PM”). During the fourth quarter of 2010, the ARM and CRM divisions operated below their respective revenue and profitability targets.  This shortfall was primarily attributable to volume reductions due to the impact of the challenging economic environment on our clients’ businesses. The PM division operated below its revenue target, primarily due to lower than expected collection results on certain portfolios, but was in line with its profitability target.

Commenting on the results, Ronald A. Rittenmeyer, President and Chief Executive Officer, stated, “Although the results for 2010 did not meet our expectations, we have deployed a business plan for 2011 that we believe will stabilize revenue and earnings. As we execute on our plan in 2011, we will focus on leveraging our client relationships, business platform and workforce to rejuvenate the company’s growth.”

The Company also announced that it will host an investor conference call on Tuesday, April 5, 2011, at 4:00 p.m., ET, to address the items discussed above in more detail and to allow the investment community an opportunity to ask questions. Interested parties can access the conference call by dialing (866) 388-2676 (domestic callers) or (706) 679-3487 (international callers) and providing the pass code 56949002. A taped replay of the conference call will be made available for seven days and can be accessed by interested parties by dialing (800) 642-1687 (domestic callers) or (706) 645-9291 (international callers) and providing the pass code 56949002.

About NCO Group, Inc.

NCO Group, Inc. is a leading global provider of business process outsourcing services, primarily focused on accounts receivable management and customer relationship management. NCO provides services through over 100 offices throughout North America, Asia, Europe and Australia.

For further information contact:

NCO Investor Relations

(215) 441-3000

Certain statements in this press release, including, without limitation, statements as to expected operating results, statements as to fluctuations in annual and quarterly operating results, statements as to the impact from economic conditions, statements as to future opportunities, statements as to operating efficiencies, statements about expected opportunities in our markets, statements as to trends, statements as to regulatory changes, statements as to NCO’s or management’s beliefs, expectations or opinions, and all other statements in this press release, other than historical facts, are forward-looking statements, as such term is defined in the Securities Exchange Act of 1934, which are intended to be covered by the safe harbors created thereby. Forward-looking statements are subject to risks and uncertainties, are subject to change at any time and may be affected by various factors that may cause actual results to differ materially from the expected or planned results. In addition to the factors discussed above, certain other factors, including without limitation, risks related to the economy, the risk that NCO will not be able to implement its business strategy as and when planned, the risk that NCO will not be able to realize operating efficiencies in the integration of its acquisitions, risks related to NCO’s significant level of debt, its ability to service such debt and comply with debt covenants, risks of future impairment charges to our goodwill, intangible assets and purchased accounts receivable, risks related to union organizing efforts at the Company’s facilities, risks related to past and possible future terrorists attacks, the risk that NCO will not be able to improve margins, risks relating to growth and acquisitions, risks related to fluctuations in quarterly operating results, risks related to the timing of contracts, risks related to international operations, risks related to the possible loss of key clients or loss of significant volumes from key clients, risks related to regulatory changes and other risks detailed from time to time in NCO’s filings with the Securities and Exchange Commission, including the Annual Report on Form 10-K for the year ended December 31, 2010, can cause actual results and developments to be materially different from those expressed or implied by such forward-looking statements. The Company disclaims any intent or obligation to publicly update or revise any forward-looking statements, regardless of whether new information becomes available, future developments occur or otherwise.

NCO GROUP, INC.

Unaudited Selected Financial Data

(in thousands)

Condensed Statements of Operations:

	For the Three Months Ended		For the Years Ended
	December 31,		December 31,
	2010	2009	2010	2009

Revenues:
Services	$301,538	$333,603	$1,223,501	$1,400,610
Portfolio (1)	3,366	9,171	35,561	51,759
Reimbursable costs and fees	85,407	80,641	343,101	126,992
Total revenues	390,311	423,415	1,602,163	1,579,361

Operating costs and expenses:
Payroll and related expenses	173,227	189,570	702,032	781,888
Selling, general and admin. expenses	104,990	117,200	434,413	508,378
Reimbursable costs and fees	85,407	80,641	343,101	126,992
Depreciation and amortization expense	26,455	28,618	108,822	119,570
Impairment of intangible assets	57,015	30,032	57,015	30,032
Restructuring charges	4,444	7,622	18,272	10,868
Total operating costs and expenses	451,538	453,683	1,663,655	1,577,728
(Loss) income from operations	(61,227)	(30,268)	(61,492)	1,633

Other income (expense):
Interest expense, net	(21,418)	(22,294)	(89,804)	(97,877)
Other income (expense), net	230	(151)	2,455	6,936
Total other income (expense)	(21,188)	(22,445)	(87,349)	(90,941)
Loss before income taxes	(82,415)	(52,713)	(148,841)	(89,308)

Income tax (benefit) expense	(159)	(110)	6,872	(1,166)

Net loss	(82,256)	(52,603)	(155,713)	(88,142)

Less: Net loss attributable to noncontrolling interests	(1,577)	(311)	(713)	(3,921)

Net loss attributable to NCO Group, Inc.	$(80,679)	$(52,292)	$(155,000)	$(84,221)

Selected Cash Flow Information:

	For the Years Ended December 31,
	2010	2009
Net cash provided by operating activities	$43,124	$98,474
Purchases of accounts receivable	12,709	56,609
Purchases of property and equipment	24,313	32,142
Net repayment of senior debt	49,039	103,845

Selected Balance Sheet Information:

	As of December 31,
	2010	2009
Cash and cash equivalents	$33,077	$39,221
Working capital	87,844	86,708
Long-term debt	889,353	951,530

NCO GROUP, INC.

Unaudited Selected Segment Financial Data

(in thousands)

	For the Three Months Ended December 31, 2010
				Intercompany
	ARM	CRM	PM	Eliminations	Consolidated

Revenues (1)	$324,374	$71,784	$2,412	$(8,259)	$390,311

Operating costs and expenses:
Payroll and related expenses	117,766	54,774	687	—	173,227
Selling, general and admin. expenses	89,587	14,769	8,670	(8,036)	104,990
Reimbursable costs and fees	85,630	—	—	(223)	85,407
Depreciation and amortization expense	16,236	9,574	645	—	26,455
Impairment of intangible assets	—	57,015	—	—	57,015
Restructuring charges	4,695	(312)	61	—	4,444
	313,914	135,820	10,063	(8,259)	451,538

Income (loss) from operations	$10,460	$(64,036)	$(7,651)	$—	$(61,227)

	For the Three Months Ended December 31, 2009
				Intercompany
	ARM	CRM	PM	Eliminations	Consolidated

Revenues (1)	$344,400	$85,756	$8,226	$(14,967)	$423,415

Operating costs and expenses:
Payroll and related expenses	129,343	60,931	1,418	(2,122)	189,570
Selling, general and admin. expenses	101,262	14,911	13,346	(12,319)	117,200
Reimbursable costs and fees	81,167	—	—	(526)	80,641
Depreciation and amortization expense	16,487	11,043	1,088	—	28,618
Impairment of intangible assets	—	24,753	5,279	—	30,032
Restructuring charges	7,938	(1,014)	698	—	7,622
	336,197	110,624	21,829	(14,967)	453,683

Income (loss) from operations	$8,203	$(24,868)	$(13,603)	$—	$(30,268)

NCO GROUP, INC.

Unaudited EBITDA(2)

(in thousands)

	For the Three Months Ended		For the Years Ended
	December 31,		December 31,
	2010	2009	2010	2009

Net loss attributable to NCO Group, Inc.	$(80,679)	$(52,292)	$(155,000)	$(84,221)
Income tax (benefit) expense	(159)	(110)	6,872	(1,166)
Interest expense, net	21,418	22,294	89,804	97,877
Depreciation and amortization expense	26,455	28,618	108,822	119,570
Impairment of intangible assets	57,015	30,032	57,015	30,032

EBITDA(2)	24,050	28,542	107,513	162,092

Addbacks:
Non-cash impairment	7,101	11,389	14,321	26,514
Restructuring and other nonrecurring charges	4,444	7,908	18,272	11,626

Adjusted EBITDA(2)	$35,595	$47,839	$140,106	$200,232

(1)

Includes $7.1 million and $6.4 million of non-cash allowance for impairments of purchased accounts receivable for the three months ended December 31, 2010 and 2009, respectively, and $14.3 million and $21.5 million for the year ended December 31, 2010 and 2009, respectively.

(2)

Earnings before interest, taxes, depreciation and amortization, referred to as EBITDA, and Adjusted EBITDA are presented since certain investors use this as a measurement of the Company’s ability to service its debt. It is not intended to report the Company’s operating results or free cash flows in conformity with accounting principles generally accepted in the United States. EBITDA and Adjusted EBITDA as presented herein are not necessarily comparable to similarly titled measures of other companies.